Summary Translation	Exhibit 4.68

Loan Agreement

Contract No. : 2013JIYINDAIZIDI13100914

Borrower : Hebei Xuhua Trading Co., Ltd

Lender : CITIC Shijiazhuang Branch

Signing Date : October 9, 2013

Loan Amount : RMB90,000,000

Length of maturity : From October 9, 2013 to October 9, 2014

Use of Loan : Working Capital

Loan Interest : 6.6%

Date of Draft :September 2, 2013

Withdrawal Amount : RMB90,000,000

Payment Method : The interest should be repaid by monthly. The principal shall be fully repaid at the maturity date of the loan.

Repayment Date :October 9, 2014

Loan Guarantee : Guaranty of Pledge, Guaranty of Mortgage

- Ganglian Finance Leasing Co., Ltd entered into The Maximum Mortgage Contract with the lender, with the contract no.2013JIYINZUIQUANZHIZIDI13140824.

- Hebei Chuanglian Finance Leasing Co., Ltd entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121740.

- LI YONG HUI entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121744.